Exhibit 4.3

EXECUTION VERSION

CCO HOLDINGS, LLC,

CCO HOLDINGS CAPITAL CORP.,

CCOH SAFARI, LLC

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

dated as of May 18, 2016

Supplemental to Indenture

dated as of November 20, 2015

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE by and among CCO HOLDINGS, LLC, a Delaware limited liability company (“CCO Holdings”), CCO HOLDINGS CAPITAL CORP., a Delaware corporation (“Capital Corp”), CCOH SAFARI, LLC, a Delaware limited liability company (the “Escrow Issuer” and, together with CCO Holdings and Capital Corp, the “Issuers”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), is made and entered into as of May 18, 2016.

WITNESSETH

WHEREAS, CCO Holdings, Capital Corp, the Escrow Issuer and the Trustee have heretofore executed and delivered an Indenture, dated as of November 20, 2015, as supplemented by a First Supplemental Indenture, dated as of November 20, 2015 (as so supplemented, the “Indenture”), providing for, among other things, the issuance from time to time of unsecured debentures, notes, bonds or other evidences of indebtedness of CCO Holdings and Capital Corp or the Escrow Issuer (the “Notes”) in one or more series;

WHEREAS, Section 5.01 of the Indenture provides that no Issuer may, directly or indirectly, consolidate or merge with or into another Person, unless the Person formed by or surviving any such consolidation or merger (if other than such Issuer) assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee, provided that if the Person formed by or surviving any such consolidation or merger with such Issuer is a limited liability company or a Person other than a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes;

WHEREAS, Section 5.02 of the Indenture provides that upon any consolidation or merger of any Issuer in accordance with Section 5.01 of the Indenture, the successor Person formed by such consolidation or into which such Issuer is merged shall succeed to and be substituted for, and may exercise every right and power of, such Issuer under the Indenture with the same effect as if such successor Person had been named therein as such Issuer, and such Issuer shall be released from the obligations under the Notes and the Indenture, except with respect to any obligations that arise from, or are related to, such transaction;

WHEREAS, the Escrow Issuer and the Trustee entered into an escrow agreement (the “Escrow Agreement”), dated as of November 20, 2015, with U.S. Bank National Association, as escrow agent, pursuant to which the gross proceeds of the Notes plus certain additional amounts were deposited into an escrow account;

WHEREAS, the Escrow Release Date (as defined in the Escrow Agreement) will occur substantially concurrently with the execution of this Second Supplemental Indenture, and pursuant to the Escrow Agreement, the Escrow Issuer will merge with and into CCO Holdings;

WHEREAS, pursuant to Section 9.01 of the Indenture, CCO Holdings, Capital Corp, the Escrow Issuer and the Trustee are authorized to execute and deliver this Second Supplemental Indenture to provide for the assumption by CCO Holdings and Capital Corp of the Escrow Issuer’s obligations to Holders due to the merger of the Escrow Issuer with and into CCO Holdings pursuant to Article 5 of the Indenture, without the consent of any Holder of the Notes;

WHEREAS, CCO Holdings, Capital Corp and the Escrow Issuer have duly authorized the execution and delivery of this Second Supplemental Indenture to provide for the assumption of the obligations of the Escrow Issuer under the Indenture by CCO Holdings and Capital Corp upon the Escrow Release Date effective as of May 18, 2016;

WHEREAS, this Second Supplemental Indenture is being executed pursuant to and in accordance with Section 9.01 of the Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of CCO Holdings, Capital Corp and the Escrow Issuer in accordance with its terms have been done.

NOW THEREFORE:

In consideration of the premises provided for herein, CCO Holdings, Capital Corp, the Escrow Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101	Incorporation of Previous Documents.

This Second Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 102	Definitions.

As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

Section 103	Notices.

All notices or other communications to CCO Holdings and Capital Corp shall be given as provided in Section 12.02 of the Indenture.

Section 104	Parties.

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 105	Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 106	Severability.

In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 107	Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 108	Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals or statements contained herein, which shall be taken as the statements of the parties hereto other than the Trustee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 109	Counterparts.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 110	Headings.

The Section headings herein are for convenience only and shall not affect the construction thereof.

ARTICLE TWO

SUCCESSION TO INDENTURE

Each of CCO Holdings and Capital Corp agrees that upon the Escrow Release Date, it shall assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant and obligation under the Indenture on the part of the Escrow Issuer to be performed or observed, including, without limitation, as set forth in Articles 4, 5, 6, 7, 8 and 9 thereof. Upon the assumption by CCO Holdings and Capital Corp of the obligations of the Escrow Issuer as set forth above, each of CCO Holdings and Capital Corp shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture, with the same effect as if CCO Holdings and Capital Corp had been named as the Escrow Issuer therein.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

CCO HOLDINGS, LLC

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

CCO HOLDINGS CAPITAL CORP.

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

CCOH SAFARI, LLC

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]